Exhibit 10.1

WARRANT

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT (I) ARE SUBJECT TO CONTRACTUAL RESTRICTIONS UNDER THE PURCHASE AGREEMENT (DEFINED BELOW) AND (II) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF, OR JURISDICTION OUTSIDE OF, THE UNITED STATES AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS (A) IN COMPLIANCE WITH THE PURCHASE AGREEMENT AND (B) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND OTHER APPLICABLE STATE SECURITIES LAWS WITH RESPECT TO SUCH SECURITY IS THEN IN EFFECT, OR SUCH REGISTRATION UNDER THE SECURITIES ACT AND OTHER APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED DUE TO AVAILABLE EXEMPTIONS FROM SUCH REGISTRATION.

No. 2017-______

WARRANT TO PURCHASE COMMON STOCK

OF

TYME TECHNOLOGIES, INC.

This certifies that, for value received, ___________ (“Holder”) is entitled, subject to the terms and conditions set forth below, to purchase from Tyme Technologies, Inc. (the “Company”), in whole or in part ___________  fully paid and nonassessable shares (the “Warrant Shares”) of common stock, par value $0.0001 per share (“Common Stock”), of the Company, at a purchase price of $3.00 per Warrant Share (the “Exercise Price”).  The number, character and Exercise Price of such shares of Common Stock are subject to adjustment only as provided in Section 8 and 9 below and all references to “Warrant Shares” and “Exercise Price” herein shall be deemed to include any such adjustment or series of adjustments.  The term “Warrant” as used herein shall mean this Warrant, and any warrants delivered in substitution or exchange therefor as provided herein.

This Warrant is being issued pursuant to that certain Stock Purchase Agreement between the Company and Holder, dated March 10, 2017 (the “Purchase Agreement”).  Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

1.         Term of Warrant.  Subject to the terms and conditions set forth herein including, but not limited to Section 2(d) hereof,  this Warrant shall be exercisable, in whole or in part, at any time and from time to time after the date hereof until 5:00 p.m. Eastern Daylight Time on March 21, 2019  (the “Exercise Period”), and shall be void thereafter.

2.         Exercise of Warrant.

(a)  Standard Exercise Rights. This Warrant may be exercised by the Holder by (i) the surrender of this Warrant to the Company, with the Notice of Exercise annexed hereto as Annex E-1 duly completed and executed on behalf of the Holder, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company) during the Exercise Period and (ii) the delivery of payment to the Company, for the account of the Company, by wire transfer of immediately available funds to a bank account specified by the Company, or by certified or bank cashier’s check, of the Exercise Price for the number of Warrant Shares specified in the Notice of Exercise, in each case, in lawful money of the United States of America.

(b)  Exercise Rights in Limited Situations. Notwithstanding the provisions of Section 2(a) above, the Company agrees that, if following September 10, 2017  and at a time that a Notice of Exercise is delivered to the Company hereunder, there is not an effective registration statement under the Securities Act concerning the issuance of the Warrant Shares to the Holder upon exercise of the Warrants (a “Registration Failure”), then Holder shall have the right solely at such time to exercise this Warrant in full or in part on a cashless basis, with surrender of the Notice of Exercise annexed hereto as Annex E-2, which shall be computed using the following formula:

X = Y (A - B)

       A

Where:

X =  The number of Warrant Shares to be issued to the Holder pursuant to this cashless exercise;

Y =  The number of Warrant Shares in respect of which the net issue election is made;

A =  The Fair Market Value  (as defined below) of one Warrant Share at the time the cashless exercise election is made; and

B =  The Exercise Price then in effect at the time of such exercise.

The term “Fair Market Value” shall mean, on any given day: (A) if the class of Warrant Shares is exchange-traded, the average of the closing sales prices per share of the class of Warrant Shares for the three trading days prior to the applicable date of determination of Fair Market Value; or (B) if the class of Warrant Shares is not listed or admitted to trading on any securities exchange but is regularly traded in any over-the-counter market, then the average of the bid and ask prices per share of the class of Warrant Shares for the three trading days prior to the applicable date of determination of Fair Market Value; or (C) if the class of Warrant Shares is not traded as described in clauses (A) or (B), then the per share fair market value of the class of Warrant Shares as determined in good faith by the Company’s Board of Directors.

The Company shall have the right to remedy the Registration Failure by having a registration statement declared effective under the Securities Act covering registered Warrant Share issuances upon the exercise of Warrants, and for as long as such registration statement  is effective, a Holder shall have no right to exercise Warrants pursuant to this Section 2(b) hereof and Warrants shall be solely exercisable pursuant to Section 2(a) hereof.

(c)  The Company agrees that such Warrant Shares shall be deemed to be issued to the Holder as the record holder of such Warrant Shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for the Warrant Shares as aforesaid.  A stock certificate or certificates for the Warrant Shares specified in the Notice of Exercise shall be delivered to the Holder as promptly as practicable thereafter.  If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of the stock certificate or certificates, deliver to the Holder a new Warrant evidencing the rights to purchase the remaining Warrant Shares, which new Warrant shall in all other respects be identical with this Warrant.  No adjustments shall be made on Warrant Shares issuable on the exercise of this Warrant for any cash dividends paid or payable to holders of record of Common Stock prior to the date as of which the Holder shall be deemed to be the record holder of such Warrant Shares.

(d)  Limitations on Exercises.  Notwithstanding anything to the contrary contained in this Warrant, this Warrant shall not be exercisable by the Holder hereof to the extent (but only to the extent) that the Holder and any of its Affiliates or Associates would have Beneficial Ownership (as such terms are defined in the Purchase Agreement) in excess of 4.99% of the Common Stock (the “Maximum Percentage”), unless and to the extent that a Holder delivers to the Company irrevocable written notice sixty-one (61) days prior to the effective date of such notice that the Maximum Percentage shall be 9.99% for such Holder or that this Section 2(d) shall not apply to such Holder.  For purposes of determining Beneficial Ownership of a Holder or Holder’s  “group”, the term  “group” has the meaning set forth in Section 13(d) of the Exchange Act and applicable regulations of the SEC, and the percentage held by the Holder shall be determined in a manner consistent with the provisions of Section 13(d) of the Exchange Act.  Each delivery of a Notice of Exercise by a Holder will constitute a representation by such Holder that it has evaluated the limitation set forth in this Section 2(d) and determined, based on the most recent public filings by the Company with the SEC, that the issuance of the full number of Warrant Shares requested in such Notice of Exercise is permitted under this Section 2(d).  To the extent the above limitation applies, the determination of whether this Warrant shall be exercisable (vis-à-vis other convertible, exercisable or exchangeable securities owned by the Holder or any of its affiliates) and of which such securities shall be exercisable (as among all such securities owned by the Holder) shall, subject to such Maximum Percentage limitation, be determined on the basis of the first submission to the Company for conversion, exercise or exchange (as the case may be).  No prior inability to exercise this Warrant pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of exercisability.  The limitations contained in this paragraph shall also apply to a successor Holder of this Warrant.  For any reason at any time, upon the written or oral request of the Holder, the Company shall within five (5) Business Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding, including by virtue of any prior conversion or exercise of convertible or exercisable securities into Common Stock.  For any reason at any time, upon the written or oral request of the Company, the Holder shall promptly confirm orally and in writing to the Company the number of shares of Common Stock Beneficially Owned by Holder, including by virtue of any prior or requested conversion or exercise of convertible or exercisable securities into Common Stock (including the Warrants).

3.         No Fractional Shares or Scrip.  No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant.  In lieu of any fractional share to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the Exercise Price multiplied by such fraction.

4.         Replacement of Warrant.  On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

5.         Rights of Stockholders.  Subject to Sections 8 and 9 of this Warrant, the Holder shall not be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised as provided herein. Neither the Exercise Price nor any Warrant Shares that may be purchased by the Holder pursuant to this Warrant shall be subject to any anti-dilution protections based upon any issuances of Common Stock by the Company for consideration.

6.         Transfer of Warrant.

(a)       Transferability of Warrant.  This Warrant is not transferrable without the prior written consent of the Company, in its sole discretion, except as expressly permitted for a Purchaser (as defined in the Purchase Agreement) under the circumstances permitted under the Purchase Agreement.

(b)       Compliance with Securities Laws.

(i)        The Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant and the shares of Common Stock to be issued upon exercise hereof are being acquired solely for the Holder’s own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any shares of Common Stock to be issued upon exercise hereof except as permitted under the Purchase Agreement and under circumstances that will not result in a violation of the Act or any applicable state securities laws.  Upon exercise of this Warrant, the Holder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the shares of Common Stock so purchased are being acquired solely for the Holder’s own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale.

(ii)       All shares of Common Stock issued upon exercise hereof shall be stamped or imprinted with a legend in substantially the following form (in addition to any legend required by state securities laws):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE (I) ARE SUBJECT TO CERTAIN CONTRACTUAL RESTRICTIONS UNDER AN AGREEMENT WITH THE ISSUER (THE “PURCHASE AGREEMENT”) AND (II) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED OR THE SECURITIES LAWS OF ANY STATE OF, OR JURISDICTION OUTSIDE OF, THE UNITED STATES AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS (A) IN COMPLIANCE WITH THE PURCHASE AGREEMENT AND (B) IN ABSENCE OF (i) AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER SAID ACT OR  AN OPINION OF COMPANY COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

7.         Reservation of Stock.  The Company covenants it will at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, a number of shares of Common Stock equal to the total number of shares of Common Stock from time to time issuable upon exercise of this Warrant, and, from time to time, will, in a commercially reasonable manner, take all steps necessary to amend its Certificate of Incorporation to provide sufficient reserves of shares of Common Stock issuable upon exercise of this Warrant.  The Company further covenants that all shares that may be issued upon the exercise of rights represented by this Warrant, upon exercise of the rights represented by this Warrant and payment of the Exercise Price, all as set forth herein, will be free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously or otherwise specified herein).

8.         Notices; Early Termination of Warrant in Certain Circumstances.

(a)       Whenever the Exercise Price or number of shares purchasable hereunder shall be adjusted pursuant to Section 9 hereof, the Company shall issue a certificate signed by its Chief Financial Officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Exercise Price and number of shares purchasable hereunder after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed (by first-class mail, postage prepaid) to the Holder of this Warrant (at the address set forth in the Purchase Agreement or as updated via written notice delivered to the Company by Holder).

(b)       In case:

(i)        the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time receivable upon the exercise of this Warrant) for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right;

(ii)       of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation, or any conveyance of all or substantially all of the assets of the Company to another corporation; or

(iii)      of any voluntary dissolution, liquidation or winding-up of the Company.

then, and in each such case, the Company will email ( to the extent an email address is made available to the Company) mail or cause to be mailed to the Holder or Holders a notice specifying, as the case may be (at the address set forth in the Purchase Agreement or as updated via written notice delivered to the Company by Holder), (A) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (B) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation, winding-up or similar transaction (an “Extraordinary Transaction”)  is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such stock or securities at the time receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up.  Such notice shall be emailed or mailed at least twenty days prior to the date therein specified.

(c)         All such notices, advices and communications shall be deemed to have been received (i) in the case of email or personal delivery, on the date of such email or delivery and (ii) in the case of mailing, on the third business day following the date of such mailing if sent to a U.S. address and on the fifteenth business day following the date of such mailing if sent to an address outside the United States.

(d)         In the event of any Extraordinary Transaction where the Company is not the surviving corporation or shall cease to exist as a corporate entity following the closing of the Extraordinary Transaction (a “Specified Extraordinary Transaction”), the rights of the Holder to exercise this Warrant shall terminate as of, and the Exercise Period shall be reduced to (as applicable), the closing date of the Specified Extraordinary Transaction provided, and so long as the Company shall have entered into a definitive agreement with a counterparty to the Specified Extraordinary Transaction, which provides that the Holder shall be entitled to receive consideration for Warrants in the Specified Extraordinary Transaction in an amount that is (i) substantially identical to the consideration payable in such transaction to a holder of a number of shares of Common Stock of the Company equal to the number of Warrant Shares, (ii) subject to reduction by the value of the aggregate exercise price payable to the Company in respect of the exercise in full of all such Warrant Shares.

9.         Adjustments.  The Exercise Price and the number of shares purchasable hereunder are subject to adjustment from time to time as follows:

(a)         Reclassification, etc.  If, at any time while this Warrant or any portion thereof, remains outstanding and unexpired by reclassification of securities or otherwise, the Company shall change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Exercise Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 9.

(b)       Split, Subdivision or Combination of Shares.  If, after the date of this Warrant, the Company shall subdivide the Common Stock, by split or otherwise, or combine the Common Stock, by reverse split or otherwise, or issue additional shares of Common Stock in payment of a stock dividend on the Common Stock, the number of shares issuable upon the exercise of this Warrant shall forthwith be proportionately increased, in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination, and the Exercise Price shall forthwith be proportionately decreased in the case of a subdivision or stock dividend, or proportionately increased in the case of a combination.

(c)       Adjustments for Dividends in Stock or Other Securities or Property.  If while this Warrant, or any portion hereof, remains outstanding and unexpired the holders of the securities as to which purchase rights under this Warrant exist at the time shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (other than cash) of the Company by way of dividend, then and in each case, this Warrant shall represent the right to acquire, in addition to the number of shares of the security receivable upon exercise of this Warrant, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property (other than cash) of the Company that such holder would hold on the date of such exercise had it been the holder of record of the security receivable upon exercise of this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available by it as aforesaid during such period, giving effect to all adjustments called for during such period by the provisions of this Section 9.

(d)       Certificate as to Adjustments.  Upon the occurrence of each adjustment or readjustment pursuant to this Section 9, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each Holder of this Warrant a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.  The Company shall, upon the written request, at any time, of any such Holder, furnish or cause to be furnished to such Holder a like certificate setting forth:  (i) such adjustments and readjustments; (ii) the Exercise Price at the time in effect; and (iii) the number of shares and the amount, if any, of other property that at the time would be received upon the exercise of the Warrant.

(e)       No Impairment.  The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 9 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holders of this Warrant against impairment.

10.       Miscellaneous.

(a)       This Warrant shall be governed by, construed and enforced in accordance with the laws of the State of New York, without regard to the conflicts of law principles thereof.

(b)       In the event of a dispute with regard to the interpretation of this Warrant, the Company and Holder agree that each shall:

(i) (a) irrevocably and unconditionally submit to the jurisdiction of the state courts of New York and to the jurisdiction of the U.S. District Court for the Southern District of New York, in each case located in the Borough of Manhattan in the City of New York, for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of New York or the U.S. District Court for the Southern District of New York, in each case located in the Borough of Manhattan in the City of New York, and (c) waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court, and

(ii) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION; and

(iii) the Company and the Holder agree that each shall (i) the prevailing party may collect the cost of attorney’s fees, litigation expenses or such other expenses as may be incurred in the enforcement of the prevailing party’s rights hereunder.

(c)       This Warrant shall be exercisable as provided for herein, except that in the event that the expiration date of this Warrant shall fall on a Saturday, Sunday and/or United States federally recognized holiday, the expiration date for this Warrant shall be extended to 5:00 p.m. Eastern standard time on the Business Day following such Saturday, Sunday or United States federally recognized holiday.

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IN WITNESS WHEREOF, Tyme Technologies, Inc. has caused this Warrant to be executed by its officer thereunto duly authorized as of the day and year first above written.

COMPANY:

Tyme Technologies, Inc.

By:  ____________________________

Name:

Title: